Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle to Present at J.P. Morgan Aviation & Transportation Conference on March 10
Stamford, CT. March 9, 2009 — Aircastle Limited (NYSE: AYR) today announced that Ron Wainshal, Chief Executive Officer and Mike Inglese, Chief Financial Officer, will make a presentation at the J.P. Morgan Aviation & Transportation Conference on Tuesday, March 10 at 4:45 P.M. Eastern time at the J.P. Morgan Conference Center at 383 Madison Avenue in New York City. The presentation slides will be available through the Investors section of the Aircastle website.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of December 31, 2008 Aircastle’s aircraft portfolio consisted of 130 aircraft comprising a variety of passenger and freighter aircraft types that were leased to 55 lessees located in 31 countries.
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